SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[ ] Preliminary Proxy Statement
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[ ] Definitive Proxy Statement
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Lincoln National Convertible Securities Fund, Inc.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.

One Commerce Square
2005 Market Street
Philadelphia, PA 19103

IMPORTANT ANNUAL MEETING OF SHAREHOLDERS
AUGUST 15, 2002
V O T E N O W !

July 12, 2002

Dear Fellow Shareholder:

By now you have received your proxy statement and form of proxy for your Fund's forthcoming Annual Meeting of Shareholders. It is critical that you give this information your careful attention - then sign, date and mail your new WHITE proxy card today.

For the third consecutive year, your Fund finds itself under attack by Phillip Goldstein, a professional dissident. It is indeed unfortunate that we must once again devote your Fund's resources to repelling Mr. Goldstein, but rest assured - your Fund's Board of Directors will continue to act in the best interests of all shareholders.

We urge you to consider carefully your Fund's record of strong performance, including the following actions taken by your Board to enhance shareholder value:

  a 39% increase in your quarterly dividend as a result of adoption of a managed distribution policy; and

  the implementation of a share repurchase program which to date has retired approximately 8.5% of Fund shares originally issued.

The Board believes that the managed distribution policy and share repurchase program have contributed to a dramatic reduction in the Fund's discount. When the Board implemented the repurchase program, the discount was -23.8%. On a year-to-date basis through July 11, 2002, the Fund's average discount narrowed to -8.27%. As of July 11, 2002, the Fund's discount was -2.35%.

You should also consider Mr. Goldstein's past actions - remember, Mr. Goldstein solicited your proxy last year and then refused to attend the Fund's shareholder meeting and failed to submit any proxy cards he received - effectively disenfranchising shareholders.

We urge you to support your Board of Directors, regardless of the size of your investment, by promptly signing, dating and mailing your new WHITE Proxy Card. Your vote is important, so please act today.

Thank you for your interest and support. On behalf of your Board of Directors.

                                                                     Sincerely,

                                                                     David K. Downes
                                                                     President

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If you have any questions or need assistance, please call D.F. King & Co., Inc., which is assisting your Fund in this matter, at 1-800-659-5550.

SHAREHOLDERS OF LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND VOTE AS RECOMMENDED BY YOUR BOARD OF DIRECTORS

X	FOR THE ELECTION OF DIRECTORS

X	AGAINST THE 2 GOLDSTEIN SHAREHOLDER PROPOSALS

Lincoln National Convertible Securities Fund, Inc.

1. Election of Directors	X	VOTE FOR ALL

2. Goldstein Shareholder Proposal	X	VOTE AGAINST

3. Goldstein Shareholder Proposal	X	VOTE AGAINST

Remember, if your Fund shares are held by a broker or bank, you must instruct your broker or bank to vote your shares, or they may not be voted. Even if you have previously voted, please sign, date and mail your new white proxy card (or new voting instruction form) today.

YOUR VOTE IS IMPORTANT - EVEN IF YOU OWN ONLY ONE SHARE - PLEASE SIGN, DATE AND MAIL PROMPTLY YOUR NEW WHITE PROXY CARD. Thank you for your cooperation.

PLEASE VOTE TODAY!